UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 7, 2010
Date of Report (Date of earliest event reported)

SILICA RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52169	71-0990401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

789 West Pender Street, Suite 1010 Vancouver, British Columbia, Canada	V6C 1H2
(Address of principal executive offices)	(Zip Code)

(604) 630-2940
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on November 7, 2010, the Board of Directors of Silica Resources, Inc., a Nevada corporation (the "Company"), accepted the resignation of Gerry Jardine as the President/Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer/Treasurer of the Company and further thanks him for his efforts in the development of the Company. The Board of Directors accepted the consent of Paul Brock who is currently a director of the Company to act as the interim President/Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer/Treasurer effective November 7, 2010.

Biography

Paul Brock. Paul Brock has been a member of the Board of Directors of the Company since May 3, 2007.  Mr. Brock is a management consultant and currently the president of Bent International Inc., a private company engaged in International Business and Trade consulting.  Mr. Brock served as president of VendTek Systems Inc. from December 1988 to June 2006.  He resigned as chairman of VendTek in 2008.   Mr. Brock is a graduate of the British Columbia Institute of Technology's Robotics and Automation Technology Program and a graduate of Simon Fraser University’s Executive Management Development Program.  Mr. Brock is a professionally accredited director with the Canadian Institute of Charters Secretaries and Administrators (ICSA) and a member in good standing of the professional association of the Applied Science Technologists of British Columbia.  In addition, Mr. Brock is a director of Zoro Mining Corp., and Omnicity Corp. which are reporting companies under the Exchange Act.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Not applicable.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICA RESOURCES CORPORATION

Date: November 10, 2010	By:	/s/ Paul Brock
Name: Paul Brock
Title: President/CEO, Director